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                    AMENDMENT NO. 32 TO MANAGEMENT AGREEMENT
                    ----------------------------------------

     This Amendment No. 32 to the Management Agreement dated December 8, 2000 as amended on February 12, 2001, October 1, 2001, May 1, 2002, January 1, 2003, May 1, 2003, December 1, 2003, January 1, 2004, April 30, 2004, January 1, 2005,
April 30, 2005, July 1, 2005, September 30, 2005, November 1, 2005, December 1, 2005, December 19, 2005, January 1, 2006, May 1, 2006, October 1, 2006, November
1, 2006, January 1, 2007, April 30, 2007, October 31, 2007, November 1, 2007,
February 1, 2008, April 28, 2008, August 8, 2008 and September 2, 2008 (the "Agreement"), by and between Met Investors Series Trust and MetLife Advisers, LLC (the successor to Met Investors Advisory Corp. and Met Investors Advisory,
LLC) (the "Manager"), is entered into effective the 1st day of May, 2009.

     WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

     WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

1. Schedule A of the Agreement hereby is amended to add the following additional
Portfolio:

                Portfolio                 Percentage of average daily net assets
----------------------------------------  --------------------------------------
Met/Templeton International Bond          0.60%
Portfolio

2. All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 1st day of May, 2009.

MET INVESTORS SERIES TRUST              METLIFE ADVISERS, LLC


By: /s/ Jeffrey A. Tupper               By: /s/ Jeffrey A. Tupper
    ---------------------------------       ------------------------------------
    Name: Jeffrey A. Tupper                 Name: Jeffrey A. Tupper
    Title: Treasurer                        Title: Vice President